EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 28, 2009, relating to the consolidated financial statements and financial statement schedule of Brady Corporation and the effectiveness of Brady Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Brady Corporation for the year ended July 31, 2009.
/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
October 16, 2009